Exhibit 99.1

Prestige Brands Announces Agreement to Acquire Insight Pharmaceuticals

Adds New Platform in Feminine Care & Strengthens the Prestige Brands Portfolio

Tarrytown, NY, April 25, 2014—Prestige Brands Holdings, Inc.(“Prestige” or the “Company”) (NYSE-PBH) today announced that it has entered into a definitive agreement to acquire Insight Pharmaceuticals Corporation (“Insight”), a marketer and distributor of feminine care and other over-the-counter (“OTC”) healthcare products, for $750 million in cash. As part of the transaction, Prestige will acquire tax attributes with a present value of approximately $100 million, which results in an effective purchase price of approximately $650 million. This transaction, combined with the Hydralyte® transaction announced on April 15, 2014, is expected to result in pro forma revenues and adjusted EBITDA of approximately $800 million and $300 million, respectively for the Company in fiscal 2015.

The transaction will extend Prestige’s portfolio of iconic OTC brands to include Insight’s leading feminine care platform anchored by Monistat®, the #1 brand in OTC yeast infection treatment. Insight’s portfolio also includes EPT® home pregnancy test products and other feminine care brands. The acquisition will give Prestige a leading platform in feminine care in the U.S. and Canada, while also adding other OTC brands to its cough/cold, pain relief, eye and ear, and dermatological platforms.

The acquisition of Insight is consistent with Prestige’s disciplined M&A criteria and well-established brand building strategy. Insight’s key brand potential, high gross margin and attractive cash flow characteristics will further enhance Prestige’s already industry-leading financial profile. The transaction is expected to be immediately accretive to the Company’s earnings per share and free cash flow per share, exclusive of transaction, integration and purchase accounting items.

The Company anticipates closing on this transaction during the first half of this fiscal year, subject to customary closing conditions, including clearance under the Hart-Scott Rodino Antitrust Improvements Act of 1976. Financing for the transaction is expected from a combination of cash on the balance sheet, use of Prestige’s revolving credit agreement, and an add-on to its existing term loan.

Commentary

According to Matthew M. Mannelly, CEO of Prestige Brands, “The acquisition of Insight Pharmaceuticals will add the attractive new feminine care platform to the Prestige portfolio. The platform is anchored by Monistat, the #1 brand in its category and the brand recommended most by doctors. Monistat will become the Company’s largest and its first $100 million brand.”

“The acquisition is expected to boost Prestige’s annual revenues to approximately $800 million, bringing us closer to our stated goal of becoming a billion dollar OTC products company,” he said. “We expect that our already industry-leading free cash flow and EBITDA margins will further strengthen as a result of the acquisition of Insight. Our excellent financial profile and strong free cash flow will enable us to rapidly de-lever, consistent with our prior acquisitions.”

“In the last five years, our proven management team has led a dramatic transformation of our company into a diversified OTC healthcare products company with a portfolio of iconic brands,” Mr. Mannelly continued. “The acquisition of Insight is our largest transaction yet, and is in the ‘sweet spot’ of our demonstrated core competency of acquiring, integrating and growing businesses through investment in brand support and innovation. We anticipate a smooth integration of the Insight brands in the U.S. and Canada, as well as the Hydralyte brand in Australia and New Zealand, into our portfolio as we continue to build shareholder value for the long term,” he said.

Sawaya Segalas, & Co., LLC acted as exclusive financial advisor to Prestige Brands on this transaction.

Insight Pharmaceuticals is a portfolio holding of Swander Pace Capital and its co-investment partner, Ontario Teachers’ Pension Plan.

Conference Call & Presentation

The Company will host a conference call today at 10am ET to review the pending acquisitions of Insight Pharmaceuticals and Hydralyte®, which was announced on April 15, 2014. The call may be accessed by dialing 866-318-8620 about 10 minutes before the start of the call. International callers may dial 617-399-5139. The conference password is “prestige”. A replay will be available for two weeks following the completion of the call and can be accessed by dialing 1-888-286-8010, or 1-617-801-6888 for international. The replay password is 73594560. A slide presentation will accompany the call and can be accessed from the Investors section of the Company’s website, www.prestigebrands.com.

Non-GAAP Financial Measures

Pro forma adjusted EBITDA is a non-GAAP financial measure arrived at by taking pro forma net income of $89 million and adding back depreciation and amortization of $31 million, interest expense of $103 million, taxes of $52 million, and $25 million of transition, integration and purchase accounting items to arrive at $300 million.

About Prestige Brands Holdings, Inc.

The Company markets and distributes brand name over-the-counter and household cleaning products throughout the U.S., Canada, Australia, and in select international markets. Core brands include Chloraseptic® sore throat treatments, Clear Eyes® eye care products, Compound W® wart treatments, The Doctor's® NightGuard® dental protector, the Little Remedies® and PediaCare® lines of pediatric over-the-counter products, Efferdent® denture care products, Luden's® throat drops, Dramamine® motion sickness treatment, BC® and Goody's® pain relievers, Beano® gas prevention, Debrox® earwax remover, and Gaviscon® antacid in Canada.

Note Regarding Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "project," "will," "expect," "goal," "positioned," "continue," “anticipate” (or the negative or other derivatives of each of these terms) or similar terminology. The "forward-looking statements" include, without limitation, statements regarding the expected timing for consummating the acquisition, the acquisition’s impact on revenues, earnings per share, free cash flow and the Company’s financial profile, the impact of the acquisition on the Company’s portfolio of brands, the Company’s expected financing, our ability to create and support a new platform, grow the brand and build a portfolio, and the expected smooth integration of the brands. These statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those in the forward-looking statements as a result of a variety of factors, including satisfaction of the closing conditions, including approval under the Hart-Scott Rodino Antitrust Improvements Act, general economic and business conditions, our ability to successfully integrate the Insight Pharmaceutical and Hydralyte brands, regulatory matters, competitive pressures, unexpected costs, or liabilities and disruptions resulting from the integration. A discussion of other factors that could cause results to vary is included in the Company's Annual Report on Form 10-K for the year ended March 31, 2013 and other periodic reports filed with the Securities and Exchange Commission. Except to the extent required by applicable securities laws, we are not under any obligation to (and expressly disclaim any such obligation to) update any forward-looking statements, whether as a result of new information, future events, or otherwise. All statements contained in this press release are made only as of the date of this release.

Prestige Brands Holdings, Inc.

Dean Siegal, 914-524-6819